EXHIBIT 10.3

                                KEITH BLACHOWIAK
                       CIO & SVP OF INFORMATION TECHNOLOGY
                                  2007 PAY PLAN

Salary                        $235,000 (1)
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Signing Bonus                 5,000 restricted shares upon signing (subject to
-------------                 four year vesting)
                              5,000 restricted shares upon 1st anniversary (2)
                              5,000 restricted shares upon 2nd anniversary (2)

T&E Reimbursement             Apartment rental & reimbursement of reasonable and
-----------------             customary expenses

Communications Allowance      $250 per month
------------------------

Disability                    one year's base salary
----------

Life Insurance                $500,000
--------------

Quarterly Bonus based on Total Company NPBT
-------------------------------------------

>xxx% =                                             $15,000
>xxx% =                                             $20,000
>xxx% =                                             $25,000

Year End Bonus based on IT Results
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No significant deficiencies =                       $10,000
Successful migration to Microsoft infrastructure  = $10,000
Implementation of reporting capabilities =          $10,000
xx% improvement in IT efficiency =                  $10,000 (4)
National /Centralized Dispatch =                    $15,000 (3)
Off-shore / 7x24 capabilities =                     $15,000 (7)
Profitability by LOB =                              $15,000 (5)
Profitability by Customer =                         $15,000 (6)

Year End Total Company Bonus
----------------------------
Minimum of xxx% NPBT required

> xxx million in sales =                            $25,000 + 20,000 options (2)
> xxx million in sales =                            $50,000 + 30,000 options (2)
> xxx million in sales =                            $75,000 + 40,000 options (2)


(1) If terminated without cause then employee is entitled to 9 months severance and all stock option and restricted share grants immediately vest. If second bar of year end Company bonus is achieved the base salary will be uplifted to $250,000 in fiscal 2008. If second bar of year end Company bonus is not achieved then base salary will be negotiated, as appropriate.
(2) Options are subject to a three year vesting schedule. 50% of cash consideration will vest over a three year period. The Company reserves the right to issue restricted shares or some other form of compensation in lieu of issuing stock options. All restricted share grants are subject to a four
     (4) year vesting.
(3)  Goals & Objectives to be discussed and agreed upon
(4) To be measured by number of CA tickets processed on a weekly average over the course of the year.
(5) Reports, whether paper or electronic, that show actual revenue and costs-of-goods-sold by customer segment. Customer segment is defined as Enterprise, SMB, Public Sector and Alliance. The report shall also show gross profit and margin percentage for each customer segment and tie directly to the corporate P&L statement. The report may further be segmented under LOB by revenue category, to be defined as Product and Services. These categories may be further defined by sub-category as the data permits.
(6) Reports, whether paper or electronic, that show actual revenue and costs-of-goods-sold by customer for the top 100 customers. The report shall also show gross profit and margin percentage for each customer. The report may further be segmented under LOB by revenue category, to be defined as Product and Services. These categories may be further defined by sub-category as the data permits.
(7) Goals & Objectives to be discussed and agreed upon. If for valid business reason an off-shore strategy is not pursued, bonus objective amount shall be equally distributed over other objectives.